UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2020

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CNO	New York Stock Exchange
Rights to purchase Series D Junior Participating Preferred Stock		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2020, the Board of Directors (the “Board”) of CNO Financial Group, Inc. (the “Company”) approved the 2020 Amended and Restated Pay For Performance Incentive Plan (the “P4P Plan”), which amends and restates the 2015 Pay For Performance Incentive Plan. The P4P Plan is substantially the same as the 2015 Pay for Performance Incentive Plan except for the removal of provisions related to Section 162(m) of the Internal Revenue Code, as the exception that such provisions sought to take advantage of was eliminated by the tax reform legislation known as the Tax Cuts and Jobs Act. The P4P Plan is an annual bonus plan with contingent awards payable in cash or cash equivalents to eligible participants under the plan.

The purpose of the P4P Plan is to attract, retain, motivate and reward employees who contribute to the growth and profitability of the Company and its affiliates through the award of certain incentives. Individuals eligible to participate in the P4P Plan consist of the Company’s officers (including its named executive officers) and other employees of the Company and its affiliates as determined by the Human Resources and Compensation Committee (the “Committee”). The P4P Plan is also intended to advance the interests of the shareholders of the Company by providing performance-based incentives to eligible individuals.

The P4P Plan is administered by the Committee, which is comprised of independent directors who are not eligible to participate in the P4P Plan. The Committee has the full discretionary authority to administer and interpret the P4P Plan, including the authority to select participants and to grant awards on the terms the Committee considers appropriate. In addition, subject to the provisions of the P4P Plan, the Committee has the authority to establish the performance period, the performance goals for such period, the incentive percentages for individual participants or different classes of participants and/or the achievement of different levels of performance goals, and the performance metrics applicable to such awards.

The P4P Plan incentive award levels are based on achievement of performance goals determined by the Committee for each performance period. The performance goals may be based upon the performance of the Company, of any affiliate, of a division thereof, and/or of the individual participant, using one or more of the performance measures selected by the Committee in its discretion. Such metrics may include, without limitation, gross or net revenue, premiums collected, new annualized premiums and investment income; any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareholders; operating earnings per common share (either basic or diluted); return on assets, return on investment, return on capital, return on equity or return on tangible equity; economic value created including the value of new business; operating margin or profit margin; net interest margin; asset quality; stock price or total shareholder return; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, rate increase actions, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, risk-based capital, statutory capital, Best’s Capital Adequacy Ratio, tax net operating loss utilization, customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliated or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, on a per share basis (either basic or diluted), as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

After completion of the relevant performance period, the Committee will determine the degree to which performance goals have been met. Unless determined otherwise by the Committee, the award will be determined by multiplying the incentive percentage applicable to the participant by the participant’s annual rate of salary then in effect as of the end of the performance period for which the relevant performance goals were established. The Committee may, in connection with the establishment of performance goals, provide for the adjustment of such performance goals to take into account the effect of events or changes in circumstances or conditions, as it deems necessary or appropriate in its discretion. The Committee may also, in its discretion, adjust an award based on other factors it deems relevant and appropriate.

Unless the Committee has determined otherwise, in order to receive a payout under the P4P Plan, a participant must be employed by the Company or an affiliate on the day an award is to be paid, except if termination is on account of retirement, death, disability or pursuant to the terms of a separate agreement with the participant.

The P4P Plan provides that the Company may recapture any P4P payments if the Committee determines that the achievement of a performance goal was based on incorrect data and the recipient should therefore have received a lesser P4P payment. Additionally, any awards granted under the P4P Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law or listed company rules or to the extent otherwise provided at the time of grant or pursuant to policies (including, without limitation, any clawback or similar policies) that may be established by the Board, the Committee or any other committee of the Board from time to time.

The Board may amend or terminate the P4P Plan at any time.

The above description is a summary of certain features of the P4P Plan. The summary is qualified in its entirety by reference to the full text of the P4P Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01(d).	Financial Statements and Exhibits.

10.1	CNO Financial Group, Inc. 2020 Amended and Restated Pay For Performance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: August 12, 2020
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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